UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 11, 2022

Date of Report (date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico,California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per Share	LVLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 15, 2022, Lulu’s Fashion Lounge Holdings, Inc. (“Lulus” or the "Company") issued a press release containing Lulus’ financial results for its third fiscal quarter ended October 2, 2022. A copy of Lulus’ press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Changes

On November 11, 2022, the board of directors (the “Board”) of Lulus approved a leadership succession plan that will take effect on March 6, 2023 (the "Effective Date"). Specifically, the Board approved the appointment of Crystal Landsem, currently Co-President and Chief Financial Officer, as Chief Executive Officer as of the Effective Date. The Board approved the appointment of David McCreight, Lulus’ current Chief Executive Officer, as Executive Chairman, as of the Effective Date. Mr. McCreight will succeed Evan Karp as Chairman of the Board, and Mr. Karp will continue his service as a director on the Board. The Board also approved a change in the title of Mark Vos, currently Co-President and Chief Information Officer, to President and Chief Information Officer, as well as a change to his reporting structure so that he will report to the Executive Chairman as of the Effective Date. These changes will be reflected in an amendment to the employment agreement between Lulus and Mr. Vos prior to the Effective Date.

Biographies for each of Ms. Landsem and Mr. McCreight are set forth below. There are no arrangements or understandings between Ms. Landsem and any other person pursuant to which Ms. Landsem was appointed to serve as Chief Executive Officer of the Company and no arrangements or understandings between Mr. McCreight and any other person pursuant to which Mr. McCreight was appointed to serve as Executive Chairman of the Company. Please see the disclosure in the Company's Proxy Statement for its 2022 Annual Meeting of Stockholders filed on April 29, 2022 for the other disclosure required by Items 401(d) and 404(a) of Regulation S-K under the headings "Corporate Governance" and "Certain Relationships and Related Person Transactions" which are incorporated herein by reference.

Crystal Landsem, age 39, has served as Lulus’ Co-President since July 2020 and Chief Financial Officer since September 2015. Previously, she was the Co-Founder and Chief Financial Officer of sqwrl LLC, a consulting and project management services firm, where she oversaw finance and accounting functions, budgeting, forecasting, cash management, accounting, and analysis for small to mid-sized e-commerce companies from August 2015 to January 2016. Ms. Landsem also served as the Director of Finance for 11 Main, an Alibaba Group Company, where she was responsible for the administrative, financial, and risk management operations of five U.S.-based Alibaba companies from May 2012 to August 2015. Ms. Landsem holds a CPA in California and received a Bachelor of Arts. degree in Business Administration with an option in Accounting from California State University-Chico.

David W. McCreight, age 59, has served as Lulus’ Chief Executive Officer since April 2021 and on its Board of Directors since April 2021. Previously, he was the CEO of Anthropologie Group, Inc. from 2011 to April 2018. He also served as the President of URBN, Inc. from 2016 to April 2018, and as President at Under Armour, Inc. from 2008 to 2010. He is currently a board member of CarMax, Inc., where he also serves on the audit committee, and Wolverine Worldwide, Inc., where he also serves on the governance and compensation committees. Mr. McCreight received his Bachelor of Arts degree from the University of Virginia. Mr. McCreight’s broad knowledge of the e-commerce, consumer/retail and apparel/accessory industry sectors and extensive leadership experience, including overseeing general management and business operations, digital marketing/brand development, global supply chains and human capital management as Lulus’ Chief Executive Officer, provides him with the qualifications and skills to serve as Executive Chairman.

Compensation Terms for Ms. Landsem

The Company and Ms. Landsem plan on entering into a new employment agreement prior to the Effective Date. The Compensation Committee and the Board have approved the following compensation terms for Ms. Landsem to be documented in the new employment agreement and in effect as of the Effective Date:

Base Salary:	Base salary of $500,000, payable with regular payroll cycles.

Annual Bonus:	Annual cash bonus target of $400,000 (actual bonus attained may be greater or lesser than target based on performance against key performance indicators to be reviewed annually and recommended by the Compensation Committee and approved by the Board).

Equity Awards:	Equity awards with a target value of $3.25 million per full year of service; 50% of which will be in restricted stock units ("RSUs") and 50% of which will be in performance stock units ("PSUs"). The value of the first year grant will take into account and subtract from the $3.25 million target value the current value of the existing equity grant Ms. Landsem received in her position as Co-President and Chief Financial Officer.

Change in Control:	Upon a change in control and involuntary termination event, Ms. Landsem's unvested RSUs and earned PSUs will be deemed vested and linearly interpolated between attainment levels.

Severance:	For involuntary termination, other than for cause, severance equivalent to twelve (12) months' base salary and benefits.

New Executive Chairman Employment Agreement with Mr. McCreight

On November 11, 2022, Lulus entered into a new employment agreement with Mr. McCreight (the "Employment Agreement"), which will become effective on the Effective Date. Below is a summary of the principal terms of the Employment Agreement.

Term:	The Employment Agreement provides for a one-year term (the "Initial Term"), commencing on the Effective Date, and shall be automatically extended for one additional six-month period (the "Extension Term") unless the Board or Mr. McCreight provides at least 60 days prior written notice that the term shall not be extended.

Position; Reporting:	Under the terms of the Employment Agreement, Mr. McCreight will serve as the Company’s Executive Chairman, reporting to the Board.

Salary:	The Employment Agreement provides that the base salary for Mr. McCreight will be $500,000 for the Initial Term and $250,000 for the Extension Term.

Annual Bonus:	The Employment Agreement does not provide for an annual bonus.

Equity Award:	The Employment Agreement provides that Mr. McCreight will be granted RSUs pursuant to the terms and requirements of the Lulu's Fashion Lounge Holdings, Inc. Omnibus Equity Plan, as may be amended from time to time (the "Plan") and Restricted Stock Unit Award Agreement with the number of RSUs to be determined by the Company (calculated based on the volume-weighted average price for the Effective Date plus the nine days following the Effective Date), and approved by the Compensation Committee, with a grant date value equaling $2.0 million (the "RSU Award"). The RSU Award will vest 25% on the date immediately following the last day of each calendar quarter following the Effective Date. Effective on the Extension Term (if any), Executive will be granted an additional award of RSUs, with a grant date value equaling $1.0 million, with the number of RSUs determined by the Company (calculated based on the volume-weighted average price for the ten days preceding the commencement of the Extension Term) (the "Additional RSU Award"). The Additional RSU Award will vest 50% on the date immediately following each calendar quarter that occurs following the beginning of the Extension Term.

Change in Control:	In the event of a Change in Control (as defined in the Plan), Mr. McCreight will receive a cash payment equal to the remaining unpaid base salary for the Initial Term or Extension Term (as applicable) to be paid within 30 days of such Change in Control, less all applicable taxes and withholdings. In the event of a Change in Control (as defined under the Plan), the RSU Award and any Additional RSU Award, including any unvested portion of such RSU Award or any Additional RSU Award, will be 100% vested upon such Change in Control.

Termination:	Any termination of Mr. McCreight's employment by the Company for any reason, or by Mr. McCreight for any reason, shall be communicated by a written notice of termination that indicates the specific termination provision in the Employment Agreement being relied upon and specifies a termination date, which may be the date of the notice, except that in the event of a termination by Mr. McCreight without Good Reason (as defined in the Employment Agreement), the termination date shall not be less than sixty (60) days after such notice, unless otherwise agreed to by the parties.

Severance:	If Mr. McCreight's employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. McCreight with Good Reason (as defined in the Employment Agreement), then subject to Mr. McCreight's continued compliance with the terms of the Employment Agreement and his execution and delivery of a release of claims (a form of which is attached to the Employment Agreement), Mr. McCreight will be entitled to the following severance: (i) an aggregate amount equal to his then-current annual base salary, payable in a lump sum; (ii) reimbursement for monthly COBRA premiums for a period of twelve (12) months after the termination date, subject to Mr. McCreight timely electing COBRA; and (iii) 100% vesting of any unvested RSU Award or Additional RSU Award.

Restrictive Covenants:	Under the Employment Agreement, Mr. McCreight is subject to restrictive covenants relating to non-solicitation, non-compete and non-disparagement. Mr. McCreight has also agreed to certain covenants regarding the confidential information of the Company and the Company's intellectual property.

Clawbacks:	Under the Employment Agreement, Mr. McCreight acknowledges that the Company may be entitled or required by law, the Company's Clawback Policy or the requirements of a stock exchange to recoup compensation paid to Mr. McCreight pursuant to the Employment Agreement and Mr. McCreight agrees to comply with any such request or demand for recoupment by the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is included as Exhibit 10.1 to this report, and incorporated herein by reference.

Mr. McCreight will be eligible to receive his bonus for the 2022 fiscal year and the special equity compensation award due to him based on continued employment through March 31, 2023 under the terms of his existing employment agreement.

Item 7.01. Regulation FD Disclosure.

On November 15, 2022, the Company issued a press release announcing its leadership succession plan that will take effect in March of 2023, which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Employment Agreement, dated as of November 11, 2022, among Lulu's Fashion Lounge Holdings, Inc., Lulu's Fashion Lounge, LLC and David McCreight.
99.1	Press release issued by Lulu’s Fashion Lounge Holdings, Inc. on November 15, 2022 relating to its financial results for its third fiscal quarter ended October 2, 2022.
99.2	Press release issued by Lulu's Fashion Lounge Holdings, Inc. on November 15, 2022 relating to its Leadership Succession Plan.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2022	Lulu’s Fashion Lounge Holdings, Inc.

	By:	/s/ David McCreight
David McCreight
Chief Executive Officer